As filed with the Securities and Exchange Commission on May 15, 2012

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	01-0666114
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

550 West Van Buren Street
Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Huron Consulting Group Inc. 2012 Omnibus Incentive Plan

(Full title of the plan)

Diane E Ratekin

Executive Vice President, General Counsel and Corporate Secretary

Huron Consulting Group Inc.

550 West Van Buren Street

Chicago, Illinois 60607

312-583-8700

(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	1,398,204	$33.21	$46,434,355	$5,321.38

(1)	This Registration Statement shall, in accordance with Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act and computed on the basis of the average of the high and low sales prices per share of the registrant’s common stock, as reported on the NASDAQ Global Market on May 9, 2012.

(3)	In connection with 548,204 shares of common stock being registered hereby, the Registrant previously paid a filing fee of $888.84 in connection with Registration Statement on Form S-8 (No. 333-166542) initially filed on May 5, 2010, relating to the registration of securities that remain unsold under such Registration Statement as of the date hereof, which unsold securities are hereby deregistered. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting the amount of this previously paid filing fee against the total filing fee of $5,321.38 due in connection with the filing of this Registration Statement.

Part I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to employees or others as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Part II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference.

The following documents filed by the registrant with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 23, 2012;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on April 26, 2012;

(c)	Current Report on Form 8-K, filed on May 4, 2012; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on October 6, 2004.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference into this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of the corporation in an action or suit by or in the right of a corporation under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such director receives notice of the unlawful acts.

The Registrant’s Certificate of Incorporation and Amended and Restated Bylaws contain provisions that provide for indemnification of officers and directors and their heirs and representatives to the full extent permitted by, and in the manner permissible under, the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

The Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Index to Exhibits.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Huron Consulting Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 15, 2012.

Huron Consulting Group Inc.

By:	/s/ James H. Roth
James H. Roth
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Huron Consulting Group Inc., a Delaware corporation, and the undersigned directors and officers of Huron Consulting Group Inc., hereby constitutes and appoints James H. Roth, James K. Rojas and Diane E. Ratekin, its, his or her true and lawful attorneys-in-fact and agents, for it, him or her and in its, his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same with all exhibits thereto, and any and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable Huron Consulting Group Inc. to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan and to file any such documents or instruments with the Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/s/ James H. Roth James H. Roth	Chief Executive Officer, President and Director (Principal Executive Officer)	May 15, 2012

/s/ John McCartney John McCartney	Non-Executive Chairman of the Board	May 15, 2012

/s/ George E. Massaro George E. Massaro	Vice Chairman of the Board	May 15, 2012

/s/ C. Mark Hussey C. Mark Hussey	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 15, 2012

Signature	Title	Date

/s/ DuBose Ausley DuBose Ausley	Director	May 15, 2012

/s/ James D. Edwards James D. Edwards	Director	May 15, 2012

/s/ H. Eugene Lockhart H. Eugene Lockhart	Director	May 15, 2012

/s/ John S. Moody John S. Moody	Director	May 15, 2012

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of Huron Consulting Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-115434).
3.2	Amended and Restated Bylaws of Huron Consulting Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 14, 2011 (File No. 0-50976).
4.1	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-115434).
5.1	Opinion of Mayer Brown LLP.
10.1	Huron Consulting Group Inc. 2012 Omnibus Incentive Plan.
23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP for the year ended December 31, 2011.
24.1	Power of Attorney (included on signature page to this registration statement).